Exhibit 10.1

SECOND AMENDMENT
TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 17th day of August, 2018, by and between SILICON VALLEY BANK (“Bank”) and IMPINJ, INC., a Delaware corporation (“Borrower”) whose address is 400 Fairview Ave. N. Suite 1200, Seattle, WA 98109.

Recitals

A.Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of April 24, 2017, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of March 5, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Bank and Borrower have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendment to Loan Agreement.

2.1Section 2.1.3 (Equipment Advance).  Section 2.1.3 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“2.1.3Equipment Advance.

(a)Availability.  Subject to the terms and conditions of this Agreement, on the Second Amendment Effective Date, or as soon thereafter as the conditions precedent to the making thereof have been satisfied, Bank shall make an advance to Borrower in the principal amount equal to Four Million Dollars ($4,000,000) (the “Equipment Advance”) which shall be used solely to purchase Eligible Equipment. After repayment, the Equipment Advance may not be reborrowed.

(b)Repayment.  The Equipment Advance shall be payable in (i) forty eight (48) consecutive equal monthly installments of principal, plus (ii) monthly payments of accrued interest, beginning on September 1, 2018, and continuing on the first day of each month thereafter through the Equipment Maturity Date.

(c)Prepayment Upon an Event of Loss.  Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment.  If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period ending beyond the Equipment

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Maturity Date with respect to such Financed Equipment (an “Event of Loss”), then, within ten (10) days following such Event of Loss, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) if no Event of Default has occurred and is continuing, at Borrower’s option, repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.  Any partial prepayment of an Equipment Advance paid by Borrower on account of an Event of Loss shall be applied pro rata to prepay all remaining scheduled payment amounts owing for such Equipment Advance.

(d)Voluntary Prepayment.  So long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay all, but not less than all, of the Equipment Advance, provided Borrower (a) delivers written notice to Bank of its election to prepay the Equipment Advance at least ten (10) days prior to such prepayment, and (b) pays, on the date of such prepayment (i) all outstanding principal with respect to the Equipment Advance, plus accrued and unpaid interest thereon, (ii) the Equipment Advance Prepayment Fee, if any, with respect to each Equipment Advance prepaid, and (iii) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Equipment Advance.

(e)Mandatory Prepayment Upon an Acceleration.  If the Equipment Advance is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (a) all outstanding principal with respect to the Equipment Advance, plus accrued and unpaid interest thereon, (b) the Equipment Advance Prepayment Fee, if any, with respect to each Equipment Advance prepaid, and (c) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Equipment Advance.”

2.2Section 2.4 (Fees).  Section 2.4(c) of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“(c)Equipment Advance Prepayment Fee.  The Equipment Advance Prepayment Fee, if and when due hereunder;

2.3Section 5.10 (Use of Proceeds).  Section 5.10 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“5.10Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely as working capital, to purchase Eligible Equipment and for general corporate purposes and not for personal, family, household or agricultural purposes.”

2.4Section 6.2 (Financial Statements, Reports, Certificates).  New Section 6.2(i) is hereby added to the Loan Agreement to read in its entirety as follows:

“(i)Beneficial Ownership.  Prompt written notice of any changes to the beneficial ownership information set out in Addendum 1 to the Perfection Certificate.  Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”

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2.5Section 8.1 (Payment Default).  Section 8.1 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“8.1Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date, the Term Loan Maturity Date or the Equipment Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period).”

2.6Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 hereby are added or amended and restated in their entirety and replaced with the following, as appropriate:

“Credit Extension” is any Advance, the Equipment Advance, the Term Loan, Letter of Credit or any other extension of credit by Bank for Borrower’s benefit.

“Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Bank, is acceptable to Bank in all respects, is located at, 1 Persiaran Pulai Jaya 9, Kawasan Perindustrian Pulai Jaya, 31300 Ipoh, Perak Darul Ridzuan, Malaysia or Bang Pa-In Industrial Estate, 586 Moo 2, Tambol Klongjig, Amphur Bang Pa-In, Ayutthaya 13160, Thailand, and is or will be subject to a first priority Lien in favor of Bank upon title to such equipment passing to Borrower in accordance with the terms of the agreement(s) related to Borrower’s purchase of such Equipment: (i) an Automated Optical Inspection System and (ii) a Mosaic FxP Etch System.

“Equipment Advance” is defined in Section 2.1.3(a).

“Equipment Advance Prepayment Fee” means a fee payable with  respect to the Equipment Advance equal to (i) two percent (2.00%) of the principal amount of the Equipment Advance if the prepayment is on or prior to the first anniversary of the original Funding Date of the Equipment Advance and (ii) one percent (1.00%) of the principal amount of the Equipment Advance if the prepayment is after the first anniversary of the original Funding Date of the Equipment Advance but on or prior to the second anniversary of the original Funding Date of the Equipment Advance.

“Equipment Maturity Date” is August 1, 2022.

“Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by the Equipment Advance.

“LIBOR Rate Margin” is (a) with respect to Advances, (i) if Borrower’s trailing twelve (12) month Adjusted EBITDA is equal to or greater than Zero Dollars ($0.00), two and three quarters of one percent (2.75%) and (ii) in all other cases, three and one quarter of one percent (3.25%), (b) with respect to the Term Loan, (i) if Borrower’s trailing twelve (12) month Adjusted EBITDA is equal to or greater than Zero Dollars ($0.00), three percent (3.00%) and (ii) in all other cases, three and one half of one percent (3.50%) and (c) with respect to the Equipment Advance, (i) if Borrower’s trailing twelve (12) month Adjusted EBITDA is equal to or greater than Zero Dollars ($0.00), three and one half of one percent (3.50%) and (ii) in all other cases, four percent (4.00%).

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“Prime Rate Margin” is (a) with respect to Advances, (i) if Borrower’s trailing twelve (12) month Adjusted EBITDA is equal to or greater than Zero Dollars ($0.00), zero percent (0.00%) and (ii) in all other cases, one half of one percent (0.50%), (b) with respect to the Term Loan, (i) if Borrower’s trailing twelve (12) month Adjusted EBITDA is equal to or greater than Zero Dollars ($0.00), one quarter of one percent (0.25%) and (ii) in all other cases, three quarters of one percent (0.75%) and (c) with respect to the Equipment Advance, (i) if Borrower’s trailing twelve (12) month Adjusted EBITDA is equal to or greater than Zero Dollars ($0.00), three quarters of one percent (0.75%) and (ii) in all other cases, one and one quarter of one percent (1.25%).

“Second Amendment Effective Date” is August 17, 2018.

2.7Section 13 (Definitions).  Subsection (b) of the defined term “Permitted Indebtedness” set forth in Section 13.1 hereby is amended and restated in its entirety and replaced with the following:

“(b)Indebtedness existing on the Second Amendment Effective Date and shown on the Perfection Certificate;”

2.8Section 13 (Definitions).  Subsection (f) of the defined term “Permitted Indebtedness” set forth in Section 13.1 hereby is amended and restated in its entirety and replaced with the following:

“(f)Indebtedness secured by Liens permitted under clauses (a) and (j) of the definition of “Permitted Liens” hereunder and; at all times starting on January 1, 2019, Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder;”

2.9Subsection (a) of the defined term “Permitted Liens” set forth in Section 13.1 hereby is amended and restated in its entirety and replaced with the following:

“(a)Liens existing on the Second Amendment Effective Date and shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;”

2.10Section 13 (Definitions).  Subsection (c) of the defined term “Permitted Liens” set forth in Section 13.1 hereby is amended and restated in its entirety and replaced with the following:

“(c)at all times beginning on January 1, 2019, purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Million Dollars ($5,000,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”

2.11Exhibit D to the Loan Agreement is hereby replaced with Exhibit D attached hereto.

2.12Bank and Borrower agrees that a New Addendum 1 is hereby added to the Perfection Certificate in a form mutually agreeable to Borrower and Bank.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise

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prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Bank on the Effective Date or thereafter remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or about the date hereof (the “Updated Perfection Certificate”) and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Updated Perfection Certificate have not changed in any material respect, as of the date hereof, with the exception of inclusion of Addendum 1 to the Perfection Certificate.  All references in the Loan Agreement and the Loan Documents to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

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7.Effectiveness.  This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto, (ii) the due execution and delivery to Bank of updated Borrowing Resolutions in the form attached hereto, (iii) Borrower’s payment to Bank of all Bank Expenses incurred through the date of this Amendment and (iv) the due execution and delivery to Bank of Addendum 1 to the Perfection Certificate.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By:/s/ Soren Peterson Name:Soren Peterson Title:Vice President	BORROWER IMPINJ, INC. By:/s/ Eric Brodersen Name:Eric Brodersen Title:President and Chief Operating Officer

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EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	IMPINJ, INC.

The undersigned authorized officer of Impinj, Inc. (“Borrower”) certifies that under the terms and conditions of the Third Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Annual Projections	30 days after FYE	Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times (measured quarterly)*
Adjusted EBITDA Loss (on a trailing twelve (12) month basis)	See Section 6.7	$_______	Yes No
Liquidity	> 1.50 : 1.00	_____:1.0	Yes No

* Applicable only when Borrower’s Bank Liquidity is less than the Liquidity Threshold

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Performance Pricing for Advances		Applies
Trailing 12-month Adjusted EBITDA ≥ $0.00	LIBOR Rate + 2.75%/Prime Rate + 0.00%	Yes No
Trailing 12-month Adjusted EBITDA < $0.00	LIBOR Rate + 3.25%/Prime Rate + 0.50%	Yes No

Performance Pricing for the Term Loan		Applies
Trailing 12-month Adjusted EBITDA ≥ $0.00	LIBOR Rate + 3.00%/Prime Rate + 0.25%	Yes No
Trailing 12-month Adjusted EBITDA < $0.00	LIBOR Rate + 3.50%/Prime Rate + 0.75%	Yes No

Performance Pricing for the Equipment Advance		Applies
Trailing 12-month Adjusted EBITDA ≥ $0.00	LIBOR Rate + 3.50%/Prime Rate + 0.75%	Yes No
Trailing 12-month Adjusted EBITDA < $0.00	LIBOR Rate + 4.00%/Prime Rate + 1.25%	Yes No

Determination of Unused Fee		Applies
Trailing 12-month Adjusted EBITDA ≥ $0.00	0.25%	Yes No
Trailing 12-month Adjusted EBITDA < $0.00	0.35%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

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IMPINJ, INC. By: Name: Title:

BANK USE ONLY

Received by: _____________________

authorized signer

Date: _________________________

Verified: ________________________

authorized signer

Date: _________________________

Compliance Status:Yes     No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:____________________

I.	Adjusted EBITDA Loss (Section 6.7(a))*

Required:Adjusted EBITDA Loss, measured quarterly on a trailing twelve (12) month basis, of not greater than the amounts set forth in Section 6.7(a) of the Loan Agreement

Actual:

A.	Net Income	$
B.	To the extent included in the determination of Net Income
1.	The provision for income taxes	$
2.	Depreciation expense	$
3.	Amortization expense	$
4.	Net Interest Expense	$
5.	All non-cash impairment charges and non-cash stock compensation expense	$
6.	The sum of lines 1 through 5	$
C.	Adjusted EBITDA (line A plus line B.6)

Is line C equal to or greater than the required amount set forth in Section 6.7(a) as of the end of the calendar quarter?

  No, not in compliance  Yes, in compliance

* Applicable only when Borrower’s Bank Liquidity is less than the Liquidity Threshold

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IILiquidity Ratio (Section 6.7(b))*

Required:A ratio, measured quarterly, of (I) unrestricted cash at Bank or Bank’s Affiliates (subject to a Control Agreement) plus net Accounts receivable, to (II) all Indebtedness (excluding Indebtedness owed to Bank from credit cards but including outstanding letters of credit) owing from Borrower to Bank of not less than 1.50 to 1.00.

Actual (quarter end):

A.	Aggregate value of Borrower’s unrestricted cash at Bank or Bank Affiliates subject to a Control Agreement	$
B.	Aggregate value of net Accounts receivable of Borrower	$
C.	Liquidity (line A plus line B)	$
D.	Aggregate value of all Indebtedness owing from Borrower to Bank (including outstanding letters of credit)	$
E.	Aggregate value of all Indebtedness owed to Bank from credit cards	$
F.	Liquidity Ratio (line C divided by (line D minus line E))	____:1.00

Is line F equal to or greater than the ratio required above as of the end of the quarter?

  No, not in compliance  Yes, in compliance

* Applicable only when Borrower’s Bank Liquidity is less than the Liquidity Threshold

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BORROWING RESOLUTIONS

CORPORATE BORROWING certificatE

Borrower:  IMPINJ, INC.Date:  August __, 2018

Bank:Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1.  I am the Secretary, Assistant Secretary or other officer of the Borrower.   My title is as set forth below.

2.  Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.  Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above.  Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.  The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from Bank.

Execute Loan Documents.  Execute any loan documents Bank requires.

Grant Security.  Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

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Letters of Credit.  Apply for letters of credit from Bank.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.  The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

IMPINJ, INC.

By:

Name:

Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as
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of the date set forth above.

By:

Name:

Title:

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